As filed with the Securities and Exchange Commission on October 2, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
INTER-ATLANTIC FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8237170

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Madison Ave. New York, NY	10017

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):	333-140690

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock included in Units, par value $0.0001 per share	American Stock Exchange

Warrants included in Units, exercisable for Common Stock at an exercise price of $4.50	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Index to Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the units, common stock and warrants of Inter-Atlantic Financial, Inc. (the “Company”). The description of the units, common stock and warrants appearing under the caption, “Description of Securities,” in the Prospectus included in Amendment No. 8 to the Company’s Registration Statement on Form S-1 (Registration No. 333-140690), filed with the Securities and Exchange Commission on October 1, 2007, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Index to Exhibits.
     The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

*3.1	Amended and Restated Certificate of Incorporation
*3.2	By-laws
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant
*4.5	Form of Unit Purchase Agreement between the Registrant and Morgan Joseph & Co.
*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTER-ATLANTIC FINANCIAL, INC.
Date: October 2, 2007	By:	/s/ Andrew Lerner
Andrew Lerner
Chief Executive Officer